Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 28, 2025

/s/ Jonathan S. Horwitz

______________________

Jonathan S. Horwitz Principal Executive Officer

Section 906 Certifications

I, Jeffrey White, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 28, 2025

/s/ Jeffrey White

______________________

Jeffrey White Principal Financial Officer

Attachment A

Period (s) ended November 30, 2024

Putnam Dynamic Asset Allocation Equity Fund

Putnam High Yield Fund

Putnam Intermediate-Term Municipal Income Fund

Putnam Massachusetts Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Mortgage Opportunities Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Short-Term Municipal Income Fund